AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 2023

Registration No. 333-252457

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-252457

UNDER

THE SECURITIES ACT OF 1933

Ozon Holdings PLC

(Exact Name of Registrant as Specified in Its Charter)

Cyprus	001-39713	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Arch. Makariou III, 2-4

Capital Center, 9th floor

1065, Nicosia

Cyprus

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +357 22 360 000

N/A

(Former name or former address, if changed since last report.)

EQUITY INCENTIVE PLAN 2020

AMENDED AND RESTATED STOCK OPTION AGREEMENT BY AND BETWEEN

MR. BERNARD LUKEY AND OZON HOLDINGS PLC

EQUITY INCENTIVE PLAN 2018

(Full title of the plan)

Copy to:

Timothy J. Corbett

Morgan, Lewis & Bockius UK LLP

Condor House, 5-10 St.Paul’s Churchyard

London EC4M 8AL United Kingdom

Tel: +44.20.3201.5690

Fax: +44.20.3201.5001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Ozon Holdings PLC (the “Company”) files this Post-Effective Amendment No. 1 to the registration statement on Form S-8 listed below (the “Registration Statement”), which was previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any remaining unsold ordinary shares of the Company, nominal value of $0.001 per share (the “Securities”) that were registered under the Registration Statement.

•

Registration Statement No.  333-252457, as filed with the SEC on January 27, 2021, pertaining to the registration of Securities by the Company under the Equity Incentive Plan 2020, the Amended and Restated Stock Option Agreement by and between Mr. Bernard Lukey and Ozon Holdings PLC and Equity Incentive Plan 2018.

The offerings of the Securities pursuant to the Registration Statement have been terminated, and the Company hereby removes from registration all of the unsold Securities registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Ozon Holdings PLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Moscow, Russia on October 30, 2023.

Ozon Holdings PLC

/s/ Igor Gerasimov
Name: Igor Gerasimov
Title: Chief Financial Officer, Executive Member of the Board of Directors

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 under the Securities Act.